EXHIBIT 23.5


                       CONSENT OF COMMONWEALTH ASSOCIATES

     We hereby consent to the use of our name and to the reference to our opinion letter, dated July 7, 1998 under the captions "THE PROPOSED MERGER-Opinion of NAI Financial Advisor" and " THE PROPOSED MERGER-Background of the Merger; Material Contacts Between the Parties" in, and to the inclusion of such opinion letter as Annex C to, the Joint Proxy Statement/Prospectus of DRS Technologies, Inc. and NAI Technologies, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of DRS Technologies, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          COMMONWEALTH ASSOCIATES

                                          /s/ Commonwealth Associates


New York, New York
December 23, 1998